Exhibit 10.2

CERTAIN PORTIONS OF THIS EXHIBIT HAVE BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE TYPICALLY TREATED AS PRIVATE OR CONFIDENTIAL. BRACKETS (“[***]”) INDICATE THAT INFORMATION HAS BEEN OMITTED.

CONTRIBUTION AND EXCHANGE AGREEMENT
This CONTRIBUTION AND EXCHANGE AGREEMENT (this “Agreement”) is made and entered as of March 23, 2026 (“Effective Date”), by and between Krispy Kreme Doughnut Corporation, a North Carolina corporation (the “Contributor”) and W.K.S. Krispy Kreme, LLC, a Delaware limited liability company (“Company”). Each of Company and Contributor are sometimes referenced individually herein as a “Party”, and collectively herein as the “Parties”.
RECITALS
WHEREAS, the Contributor owns the assets related to the Krispy Kreme store in Hawaii (“Hawaii Store”) listed on Exhibit A attached hereto (collectively, the “Contributed Assets”);
WHEREAS, the Contributor desires to contribute to the Company, and the Company desires to accept from the Contributor, all of the Contributed Assets in exchange for the Company Interests (as defined below);
WHEREAS, for U.S. federal income tax purposes, the contribution of the Contributed Assets to the Company in exchange for the Company Interests is intended to qualify as a contribution governed by Section 721(a) of the Internal Revenue Code of 1986, as amended (the “Code”);
WHEREAS, the Contributor and the Company are simultaneously entering into the Second Amended and Restated Limited Liability Company Agreement of the Company (the “Second A&R LLCA”), which will govern the rights, obligations, and interests of the Members of the Company following the Recapitalization Issuance (as defined in the Second A&R LLCA); and
WHEREAS, the Parties hereto desire to make certain agreements, representations, warranties, and covenants in connection with the transactions contemplated by this Agreement.
AGREEMENT
NOW, THEREFORE, in consideration of the foregoing premises, the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:
1.Contribution and Exchange. Subject to the terms and conditions of this Agreement, effective as of the Effective Date, the Contributor hereby subscribes for and agrees to acquire the Company Interests. As consideration for the issuance of such Company Interests, the Contributor hereby contributes, transfers, assigns, conveys and delivers to Company, and Company hereby acquires, accepts and assumes from the Contributor, such Contributor’s entire right, title and interest in, to and under the Contributed Assets (the “Contribution and Exchange”). In exchange for the Contributed Assets, Company will issue (i) [***] Class A-2 Preferred Units, and (ii) [***] Class B Common Units to the Contributor upon the completion, execution and delivery of this Agreement by the Contributor. The Contributor and Company agree that the value of the Contributed Assets corresponds to the issuance of the Company Interests as set forth in Exhibit B. Following the issuance of the Company Interests pursuant to this Section 1, cumulatively, together with its other holdings, Contributor shall hold approximately (i) twenty percent (20%) of the issued and outstanding Class B Common Units, and (ii) twenty percent (20%) of the issued and outstanding Preferred Units of the Company as of the Effective Date. For purposes of this Agreement, “Company Interests” means the Class A-2 Preferred Units and Class B Common Units set forth on Exhibit B attached hereto. Company hereby assumes all of the Contributor’s duties and obligations with respect to the Contributed Assets (“Assumed Liabilities”) and accepts the above contribution of the Contributed Assets.
2.Closing; Deliveries at Closing. The closing of the transactions contemplated hereby (the “Closing”) will take place simultaneously with the execution and delivery hereof by the Parties. Each Party agrees to use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable and reasonably requested by the other Party to consummate and make effective the transactions contemplated hereby.
3.Lease Acknowledgement. The Parties hereby acknowledge and agree that, contemporaneous with the Closing, that certain[***], shall be assigned by the Contributor to the Company (“Lease Agreement”), pursuant to Section 22.1 of the Lease Agreement, and the Company shall assume Company shall assume all of the Contributor’s rights, title, and interests in and under such Lease Agreement.
4.Contributor’s Representations and Warranties. Contributor hereby represents and warrants to Company that:
(a)Organization and Good Standing. Contributor is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina.
(b)Authorization. Contributor has all requisite power and authority and has taken all corporation action to execute and deliver this Agreement and Contributor has all requisite power and authority and has taken all corporate action to execute and deliver each other agreement, document, instrument or certificate contemplated by this Agreement or to be executed by Contributor in connection with the transactions contemplated by this Agreement (collectively, the “Contributor Documents”), to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution, delivery and performance of this Agreement and each of the Contributor Documents, and the consummation of the transactions contemplated hereby and thereby, have been duly authorized and approved by all requisite action on the part of Contributor.
(c)Conflicts; Consents of Third Parties. Except as set forth on Schedule 3(c), no consent, waiver, approval, Order, permit or authorization of, or declaration or filing with, or notification to, any governmental body is required on the part of Contributor in connection with the execution and delivery of this Agreement or the Contributor Documents, the compliance by Contributor with any of the provisions hereof and thereof, the consummation of the transactions contemplated hereby and thereby or the taking by Contributor of any other action contemplated hereby or thereby.
(d)Title to Contributed Assets. Contributor owns and has good and valid title to, or a valid leasehold interest in, each of the Contributed Assets, free and clear of all liens.
(e)Condition of Assets. All items of tangible personal property included in the Contribute Assets which, individually or in the aggregate, are material to the operation of the Hawaii Store, are suitable for the purposes used.
(f)Lease Agreement. To the knowledge of Contributor, Contributor is not in default under the Lease Agreement and Contributor has not received written notice of any default by Contributor under the Lease Agreement.
(g)Limitations on Representations and Warranties. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES CONTAINED IN THIS SECTION 4 (AS MODIFIED, IN EACH CASE, BY THE RELATED SCHEDULES), CONTRIBUTOR MAKES NO, AND HAS NOT AUTHORIZED ANY OF ITS AFFILIATES, OFFICERS, DIRECTORS, MANAGERS, EMPLOYEES, EQUITY HOLDERS, AGENTS OR REPRESENTATIVES TO MAKE ANY OTHER, EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY WITH RESPECT TO CONTRIBUTOR OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THE CONTRIBUTOR DISCLAIMS ANY AND ALL OTHER SUCH REPRESENTATIONS OR WARRANTIES.
5.Intended Tax Treatment. For U.S. federal (and as applicable, state and local) income tax purposes, each Party intends for the Contribution and Exchange to be treated as a tax-deferred contribution in exchange for partnership interests under Section 721(a) of the Code (the “Intended Tax Treatment”). The Parties agree to report the Contribution and Exchange in a manner consistent with the Intended Tax Treatment, unless otherwise required by law.
6.Indemnification. The Contributor shall indemnify and hold harmless the Company and its affiliates and their respective successors and assigns (collectively, the “Indemnified Parties”) from and against any and all losses, liabilities, damages, claims, costs and expenses (collectively, “Losses”) arising out of or resulting from any breach of the Contributor’s representations, warranties or covenants under this Agreement.
(a)The representations and warranties of the Contributor contained in this Agreement shall survive for a period of [***] following the Effective Date.
(b)No indemnification shall be payable unless aggregate Losses exceed [***].
(c)The Contributor’s aggregate liability shall not exceed [***].
(d)Contributor shall not be liable for any Losses to the extent directly arising from the acts or omissions of Company in connection with the Hawaii Store.
7.Entire Agreement; Severability. This Agreement and the other documents delivered pursuant to this Agreement contain all of the terms, conditions and representations and warranties agreed upon or made by the Parties relating to the subject matter of this Agreement and supersede all prior and contemporaneous agreements, negotiations, correspondence, undertakings and communications of the Parties, oral or written, respecting such subject matter. If any term, provision, agreement, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, agreements, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party hereto.
8.Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and permitted assigns. However, neither this Agreement nor any of the rights of the Parties hereunder may otherwise be transferred or assigned by any Party hereto without the prior written consent of the other Party. Any attempted transfer or assignment in violation of this Section 8 shall be void.
9.No Third-Party Beneficiaries. This Agreement is for the sole benefit of the Parties and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement; provided, however, that the Company may assign its rights under this Agreement to any lender (a “Lender”), and such Lender shall be a third-party beneficiary of this Agreement to the extent of such assignment.
10.Amendment and Modification; Waiver. This Agreement may not be amended, supplemented or otherwise modified except in a written document signed by each Party to be bound by the amendment and that identifies itself as an amendment to this Agreement. Waiver of any term or condition of this Agreement by any Party shall only be effective if in writing and shall not be construed as a waiver of any subsequent breach or failure of the same term or condition, or a waiver of any other term or condition of this Agreement.
11.Governing Law. This Agreement will be governed by, and construed in accordance with, the laws of the State of North Carolina (without giving effect to choice of law principles thereof).
12.Counterparts. This Agreement may be executed and delivered by each Party in separate counterparts (including by email or other electronic signature), each of which when so executed and delivered shall be deemed an original and both of which taken together shall constitute one and the same agreement.
[Signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first set forth above.
COMPANY:
W.K.S. KRISPY KREME, LLC,
a Delaware limited liability company

By: __/s/ Roland Spongberg__________
Name: Roland Spongberg
Title: President

CONTRIBUTOR:

KRISPY KREME DOUGHNUT CORPORATION,
a North Carolina corporation

By: __/s/ Josh Charlesworth ______
Name: Josh Charlesworth
Title: Chief Executive Officer
[Signature Page to Contribution Agreement]

EXHIBIT A
CONTRIBUTED ASSETS
All of the business, assets, properties, contractual rights, goodwill, going concern value, rights and claims of the Contributor related to the Hawaii Store, wherever situated and of whatever kind and nature, real or personal, tangible or intangible, including:
(a)all tangible personal property used in connection with the Hawaii Store, including furniture, fixtures, furnishings, machinery, tools, equipment, leasehold improvements, Krispy Kreme® branded merchandise and collectibles, manufacturing supplies, basket trays, display stands, cookery, eatery supplies, spare parts, cleaning supplies, and office supplies;
(b)all unopened, sealed and unexpired inventories of ingredients, packaging, and beverages used or consumed in connection with the Hawaii Store;
(c)all vehicles used in connection with the Hawaii Store;
(d)all rights under the Lease Agreement related to the Hawaii Store;
(e)all rights under all contracts related to the Hawaii Store;
(f)all documents related to the Hawaii Store;
(g)all rights under non-disclosure, non-compete, non-solicitation, or similar agreements relating to the Hawaii Store or the Contributed Assets;
(h)all rights under warranties, representations and guarantees made by suppliers, manufacturers and contractors relating to the Hawaii Store;
(i)all goodwill and other intangible assets associated with the Hawaii Store.

EXHIBIT B
COMPANY INTERESTS
[***]